  Exhibit 99.1

Company Contact:
Hayden IR
James Carbonara
james@haydenir.com
(646)-755-7412

BK Technologies Announces First Quarter 2021 Results

WEST MELBOURNE, FL May 13, 2021 / BK Technologies Corporation (NYSE American: BKTI) today announced financial and operating results for the first quarter ended March 31, 2021. The Company will host a conference call today, May 13, 2021, at 9:00 AM eastern time.

Recent Financial and Operational Highlights

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Cost management initiatives offset revenue delays, related to the timing of certain orders from existing customers and supply chain constraints, that will benefit future quarters
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New Technology Innovation Center in South Florida, focused on completing and launching the BKR 9000 multiband communications technology (“BKR 9000”) for the public safety market
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Received first pre-orders for BKR 9000 from new customers
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Received multiple orders for new BKR 5000 Digital P25 portable communications technology (“BKR 5000”)
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Expanded printed circuit board (PCB) assembly capabilities and capacity with addition of high-specification surface mount technology (SMT) at our American manufacturing operations in Florida
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Anticipated to double capacity and allow for additional production shifts.

Tim Vitou, BK’s President, commented, “We are currently seeing strong demand across our addressable markets and users despite first quarter revenues that were impacted by delays from the timing of orders from existing customers as well as some supply chain disruption. Several orders anticipated for the first quarter have now been booked or are in the final procurement stage giving us confidence that the second quarter will show growth. As with many enterprises, COVID-19 has disrupted the operations of some of our supply chain partners, in some cases slowing delivery times, and extending the ordering and procurement processes at certain government customers.”

Mr. Vitou continued, “We are already seeing demand for our multiband BKR 9000 product, which we plan to launch later this year. This product is anticipated to unlock a significantly larger segment of the market for us. While our existing product line enables us to serve a relatively small portion of the addressable LMR market, the BKR 9000’s multiband capabilities will open up new markets and bigger contract opportunities. Consequently, we see a path toward significant annual revenue growth and achieving gross profit margin improvement as the business scales. This is an exciting time for BK, and we believe that the strength and market recognition of our existing products, coupled with the capabilities of our new technology, position us well to grow our customer base, win new contracts and capture additional market share.”

First Quarter 2021 Financial Review

Revenue totaled approximately $8.6 million, compared with approximately $10.9 million for the first quarter of last year, primarily related to delays from certain existing federal customers and supply chain partners. The gross profit margin remained consistent at 36%.

Selling, General & Administrative expenses decreased 16% to $4.0 million, compared to $4.7 million in the first quarter of last year.

Operating loss totaled approximately $(0.9) million, compared with an operating loss of $(0.8) million in the first quarter of last year.

Net loss narrowed to $(0.7) million, or $(0.06) per basic and diluted share, compared with a net loss of $(1.2) million, or $(0.09) per basic and diluted share, for the first quarter of last year.

Working capital totaled approximately $13.2 million, of which approximately $10.9 million was comprised of cash, cash equivalents, and trade receivables. This compares with the working capital total, at year-end of last year, of approximately $15.2 million, of which $13.3 million was comprised of cash, cash equivalents, and trade receivables.

Conference Call and Webcast

The Company will host a conference call and webcast for investors today, May 13, 2021, at 9:00 AM eastern time. Shareholders and other interested parties may participate in the conference call by dialing 888-506-0062; entry code 415220 (international participants dial 973-528-0011; entry code 415220) and asking to be connected to the “BK Technologies Corporation Conference Call” a few minutes before 9:00 AM eastern time on May 13, 2021. The call will also be webcast at http://www.bktechnologies.com. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call and will be available until May 27, 2021. The replay will be accessible by dialing 877-481-4010; PIN# 40775 (international participants dial 919-882-2331; PIN# 40775).

About BK Technologies

BK Technologies Corporation is an American holding company deeply rooted in the public safety communications industry, with its operating subsidiary manufacturing high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve our public safety heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its website at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

Sales, net	$8,564	$10,889
Expenses
Cost of products	5,468	6,994
Selling, general and administrative	3,973	4,743
Total expenses	9,441	11,737

Operating loss	(877)	(848)

Other (expense) income:
Net interest (expense) income	(4)	9
Gain (loss) on investment in securities	205	(306)
Other expense	(18)	(47)
Total other income (expense)	183	(344)

Loss before income taxes	(694)	(1,192)

Income tax benefit	—	—

Net loss	$(694)	$(1,192)

Net loss per share-basic and diluted:	$(0.06)	$(0.09)
Weighted average shares outstanding-basic and diluted	12,517,412	12,555,108

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$6,363	$6,826
Trade accounts receivable, net	4,566	6,466
Inventories, net	10,511	9,441
Prepaid expenses and other current assets	1,821	1,878
Total current assets	23,261	24,611

Property, plant and equipment, net	4,299	3,566
Right-of-use (ROU) asset	2,689	2,887
Investment in securities	2,219	2,014
Deferred tax assets, net	4,300	4,300
Other assets	118	112
Total assets	$36,886	$37,490

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,418	$5,119
Accrued compensation and related taxes	1,320	1,635
Accrued warranty expense	718	791
Accrued other expenses and other current liabilities	162	307
Dividends payable	251	250
Short-term lease liability	418	525
Credit facility	800	—
Note payable-current portion	82	82
Deferred revenue	847	757
Total current liabilities	10,016	9,466

Note payable, net of current portion	226	247
Long-term lease liability	2,607	2,702
Deferred revenue	2,323	2,551
Total liabilities	15,172	14,966
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares;non-issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,986,871 and 13,962,366 issued and 12,536,471 and 12,511,966 outstanding shares at March 31, 2021 and December 31, 2020, respectively	8,392	8,377
Additional paid-in capital	26,466	26,346
Accumulated deficit	(7,742)	(6,797)
Treasury stock, at cost, 1,450,400 shares at March 31, 2021, and December 31, 2020, respectively	(5,402)	(5,402)
Total stockholders’ equity	21,714	22,524
Total liabilities and stockholders’ equity	$36,886	$37,490